    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            ATRIX LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                                                                  84-1043826
(State or other jurisdiction of                    2579 MIDPOINT DRIVE                               (IRS Employer
 incorporation or organization)                 FORT COLLINS, COLORADO 80525                    Identification Number)
                                                       (970) 482-5868
                                     (Address, including zip code, and telephone number,
                               including area code, of Registrant's principal executive offices)

                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                ---------------

                                BRIAN G. RICHMOND
                VICE PRESIDENT - FINANCE AND ASSISTANT SECRETARY
                            ATRIX LABORATORIES, INC.
                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
(Name, address, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
                             WARREN L. TROUPE, ESQ.
                              JULIE A. HERZOG, ESQ.
                             MORRISON & FOERSTER LLP
                           370 17TH STREET, SUITE 5200
                             DENVER, COLORADO 80202



                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                       PROPOSED            PROPOSED
                     TITLE OF                                           MAXIMUM             MAXIMUM
                    SECURITIES                         AMOUNT          OFFERING            AGGREGATE         AMOUNT OF
                      TO BE                             TO BE          PRICE PER           OFFERING        REGISTRATION
                    REGISTERED                       REGISTERED(1)      SHARE(2)             PRICE              FEE
-------------------------------------------------------------------------------------------------------------------------
          Common Stock, $.001 par value               1,750,000         $14.0625         $24,609,375.00      $6,496.88
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2000 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low selling prices per share of the Registrant's Common Stock on October 3, 2000 as reported on The Nasdaq National Market.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING
    IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents and information filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 14, 2000;

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2000, filed with the Commission on April 26, 2000 and July 28, 2000, respectively;

         3. The Registrant's Current Reports on Form 8-K dated July 18, 2000 and August 8, 2000, filed with the Commission on August 4, 2000 and September 7, 2000, respectively; and

         4. The description of the Registrant's Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on January 12, 1990 and the description of the Registrant's Series A Preferred Stock Purchase Rights as set forth in the Registration Statement on Form 8-A filed with the Commission on October 1, 1998, including any amendments or reports filed with the Commission for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         The Registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws which provide that officers and directors shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Registrant.

         The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

         Pursuant to the provisions of the DGCL, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which provide that none of the Registrant's directors shall be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of: (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of the DGCL, and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.       Description
-----------       -----------

     4.1          Form of Common Stock Certificate(1)

     4.2          Indenture, dated November 15, 1997, by and among the Registrant and State
                  Street Bank and Trust Company of California, N.A., as trustee thereunder(2)

     4.3          Form of Note (included in Indenture, see Exhibit 4.2)

     4.4          Rights Agreement (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B)(3)

     4.5          Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar
                  Investments, Limited(4)

     4.6          Certificate of Designation of the Series A Preferred Stock filed with the
                  State of Delaware on September 25, 1998(5)

     4.7          Certificate of Designation of Preferences and Rights of Series A
                  Convertible Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000(6)

     5.1          Opinion of Morrison & Foerster LLP

    23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

    24.1          Power of Attorney (See page 7)

(1) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Securities and Exchange Commission.

(3) Incorporated by reference to Registrant's Registration Statement on Form 8-A, file number 000-18231.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission.

(5) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 1, 1998.

(6) Incorporated by reference to Exhibit 99.9 of Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Securities and Exchange Commission on August 4, 2000.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 4, 2000.

                                        ATRIX LABORATORIES, INC.

                                        By:  /s/ Brian G. Richmond
                                            -----------------------------------
                                            Brian G. Richmond
                                            Vice President - Finance and
                                            Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bethune and Brian G. Richmond, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                       TITLE                                  DATE
                ---------                                       -----                                  ----
/s/ David R. Bethune                       Chairman of the Board and Chief Executive             October 4, 2000
--------------------------------           Officer (Principal Executive Officer)
David R. Bethune

/s/ Brian G. Richmond                      Vice President - Finance and Assistant                October 4, 2000
--------------------------------           Secretary (Principal Financial and Accounting
Brian G. Richmond                          Officer)

/s/ H. Stuart Campbell                     Director                                              October 4, 2000
--------------------------------
H. Stuart Campbell

/s/ Dr. D. Walter Cohen                    Director                                           September 20, 2000
--------------------------------
Dr. D. Walter Cohen

/s/ Sander A. Flaum                        Director                                              October 4, 2000
--------------------------------
Sander A. Flaum

/s/ Dr. Richard L. Jackson                 Director                                           September 25, 2000
--------------------------------
Dr. Richard L. Jackson

/s/ C. Rodney O'Connor                     Director                                           September 20, 2000
--------------------------------
C. Rodney O'Connor

                SIGNATURE                                       TITLE                                  DATE
                ---------                                       -----                                  ----
/s/ Dr. G. Lee Southard                   Director                                                October 4, 2000
--------------------------------
Dr. G. Lee Southard

/s/ John E. Urheim                        Director                                                October 4, 2000
--------------------------------
John E. Urheim

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     4.1          Form of Common Stock Certificate(1)

     4.2          Indenture, dated November 15, 1997, by and among the Registrant and State
                  Street Bank and Trust Company of California, N.A., as trustee thereunder(2)

     4.3          Form of Note (included in Indenture, see Exhibit 4.2)

     4.4          Rights Agreement (including form of Right Certificate, as Exhibit A, and the form of Summary of Rights, as Exhibit B)(3)

     4.5          Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar
                  Investments, Limited(4)

     4.6          Certificate of Designation of the Series A Preferred Stock filed with the
                  State of Delaware on September 25, 1998(5)

     4.7          Certificate of Designation of Preferences and Rights of Series A
                  Convertible Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000(6)

     5.1          Opinion of Morrison & Foerster LLP

    23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

    24.1          Power of Attorney (See page 7)

(1) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Securities and Exchange Commission.

(3) Incorporated by reference to Registrant's Registration Statement on Form 8-A, file number 000-18231.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission.

(5) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 1, 1998.

(6) Incorporated by reference to Exhibit 99.9 of Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Securities and Exchange Commission on August 4, 2000.